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            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Financial Highlights" in the Proxy Statement and to the incorporation by reference of our report dated November 15, 2007, with respect to the financial statements and financial highlights of RiverSource Diversified Equity Income Fund, included in the Annual Report for the year ended September 30, 2007, in the Registration Statement (Form N-14) of the RiverSource Investment Series, Inc. filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-146688).

                                        /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 20, 2007